                                    EXHIBIT 5

                              WOLFF & SAMSON, P.A.
                              280 CORPORATE CENTER
                               5 BECKER FARM ROAD
                         ROSELAND, NEW JERSEY 07068-1776


                                                                    May 20, 1998


Daisytek International Corporation
500 North Central Expressway
Plano, Texas  75074

Gentlemen:

                  We have acted as counsel to Daisytek International Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of up to 2,276,351 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") pursuant to the terms of (i) the 1997 Stock Option Plan of Daisytek International Corporation (the "1997 Plan"), (ii) the Non-Employee Director Stock Option and Retainer Plan of Daisytek International Corporation (the "Director Plan") and (iii) certain written Stock Option Agreements between the Company and certain of its employees and directors (the "Individual Plans" and together with the 1997 Plan and the Director Plan, the "Plans").

                  We have examined copies of the Certificate of Incorporation and By-Laws of the Company, as amended and restated, the Registration Statement, the Plans and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

                  Based upon the foregoing, we are of the opinion that all of the Shares have been duly authorized and, when issued and sold in accordance with the terms described in the Plans, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus dated January 26, 1995 (File No. 33-86926) included in the Registration Statement as a document incorporated by reference. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/ WOLFF & SAMSON, P.A.